Exhibit 10.3

FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of May 30, 2006 (this “First Amendment”) to the Employment Agreement dated as of March 29, 2006 (the “Agreement”) by and between SAVVIS, Inc., a Delaware corporation with its principal place of business at St. Louis, Missouri (the “Company”), and Jonathan C. Crane, of Hanover, New Hampshire (the “Executive”), effective as of the 30th day of May, 2006 (the “Effective Date”).

WHEREAS, the Company and the Executive jointly desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

1.	Amendment of Section 3 (Capacity and Performance) of the Agreement.

(a)	Section 3(a) of the Agreement is hereby amended by deleting “Chairman” and substituting in lieu thereof “President.”

(b)	Section 3(c) is hereby amended by deleting the clause in its entirety and substituting in lieu thereof the following: “During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, without informing and obtaining approval from the Board in writing.”

2.	Amendment of Section 4 (Compensation and Benefits) of the Agreement. Section 4(a) of the Agreement is hereby amended by deleting “Three Hundred and Fifty Thousand Dollars ($350,000)” and substituting in lieu thereof “Four Hundred and Twenty-Five Thousand Dollars ($425,000).”

3.	Amendment to Section 5 (Termination of Employment and Severance Benefits) of the Agreement. Section 5(e) of the Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting in lieu thereof the following: “(i) Removal of the Executive, without his consent, from the position of President of the Company (or a successor corporation);”

4.	Reimbursement of Reasonable Living Expenses. The Company shall reimburse the Executive for six months’ of reasonable living and travel expenses in the St. Louis area pending completion of a move to St. Louis, Missouri. This reimbursement is subject to the reasonable substantiation and other documentation requirements of the Company.

5.	Grant of Additional Stock Options and Restricted Stock Units. (a) As of May 26, 2006, the Company grants to the Executive an option to purchase 3,000,000 shares of the common stock, $.01 par value of the Company (“Common Stock”) under the SAVVIS, Inc. 2003 Compensation Plan (the “Compensation Plan”) at an exercise price per share equal to the public market closing price on the business day immediately prior to the date of grant (the “Option”). The shares that are subject to the Option shall vest at the rate of Twenty-Five percent (25%) per year (each, an “Annual Vesting Period”) commencing on May 30, 2007 and on each anniversary thereafter (each a “Vesting Date”), and shall have all such other terms and conditions that are applicable to the stock option grant made by the Company to the Executive on March 29, 2006. (b) As of May 26, 2006, the Company grants to the Executive 800,000 restricted stock units (“Restricted Stock Units”) to the Executive under the Compensation Plan with the same terms and conditions that are applicable to the restricted stock unit grant made by the Company to the Executive on March 29, 2006.

6.	No Other Amendments. Except as expressly amended, modified and supplemented by this First Amendment, the provisions of the Agreement are and shall remain in full force and effect.

7.	Governing Law. This is a Missouri contract and shall be construed and enforced under and be governed in all respects by the laws of Missouri, without regard to the conflict of laws principles thereof.

8.	Counterparts. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, this First Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	THE COMPANY

/s/ Jonathan C. Crane	By:	/s/ Phil Koen
	Title:	Chief Executive Officer

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